EXHIBIT 7.1
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                                Power of Attorney
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     Domaines  Barons de Rothschild  (Lafite)  hereby  constitutes  and appoints
MICHAEL  A.  VARET,   with  full  power  of  substitution,   as  its  agent  and
attorney-in-fact to file Schedule 13D, Form 4, Form 5 or any other filing required under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in respect of its ownership of common stock or any other class of securities of The Chalone Wine Group, Ltd., including any amendment thereto.

                                      DOMAINES BARONS DE ROTHSCHILD (LAFITE) SCA

                                      By /s/ Christophe Salin
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December 12, 2003